EXHIBIT 4.15

Employment agreement – Mr Michael J Ullmer (as Chief Financial Officer)

The employment agreement of Mr Michael J Ullmer is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.